EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the New Covenant Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the New Covenant Funds for the period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the New Covenant Funds for the stated period.

/s/ Robert E. Leech	/s/ Michael Ricks
Robert E. Leech	Michael Ricks
President, New Covenant Funds	Treasurer, New Covenant Funds

Dated: 2/25/2010
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by New Covenant Funds for purposes of Section 18 of the Securities Exchange Act of 1934.

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